Exhibit 10.24

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CASTLE BIOSCIENCES, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CASTLE BIOSCIENCES, INC. IF PUBLICLY DISCLOSED.

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 10, 2020 (the “Fourth Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314, as collateral agent (in its individual capacity, “Oxford”; and in its capacity as collateral agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and CASTLE BIOSCIENCES, INC., a Delaware Corporation with offices located at 820 S. Friendswood, Suite 201, Friendswood, TX 77546 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders party to the Loan Agreement from time to time have entered into that certain Loan and Security Agreement, dated as of November 30, 2018 (as amended, supplemented or otherwise modified from time to time, including, but without limitation, pursuant to that certain First Amendment to Loan and Security Agreement dated as of June 13, 2019, that certain Waiver and Second Amendment to Loan and Security Agreement dated as of February 28, 2020, and that certain Third Amendment to Loan and Security Agreement dated as of March 4, 2020, collectively, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, the Lenders and Collateral Agent also desire to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the Loan Agreement with respect to the Collateral.

3.	Section 6.10 of the Loan Agreement is hereby amended and restated in their entirety as follows:

“6.10        Financial Covenant. Borrower, at all times, shall achieve and/or be in compliance with at least one of the following covenants:

(i)         If at any time Borrower fails to comply with the financial covenant set forth in Section 6.10(ii), Borrower shall achieve the following, to be tested as of the last day of the applicable quarter, on a consolidated basis with respect to Borrower and its Subsidiaries:

(1)          Revenues for the three months ended at the end of the applicable quarter-end month set forth below of at least:

Trailing 3-Month Period Ending	Minimum Trailing 3 Months Revenue ([***]% of Plan)
6/30/2019	$7,646,880.00
9/30/2019	$7,596,081.00
12/31/2019	$8,014,761.00
3/31/2020	$11,062,938.00
6/30/2020	$15,110,788.00
9/30/2020	$15,661,698.00
12/31/2020	$14,372,737.00

[***]=CERTAIN CONFIDENTIAL INFORMATION OMITTED

, and thereafter, the required revenues of Borrower shall be determined by Collateral Agent and the Lenders upon receipt and review by Collateral Agent and the Lenders of Borrower’s Annual Projections delivered in accordance with Section 6.2(a)(iii); provided that such required revenues shall be (i) based on a minimum requirement of at least [***] percent ([***]%) of Borrower’s board of directors-approved revenue plan (provided that such plan is acceptable to Collateral Agent and the Lenders), (ii) in no event less than the amounts required hereunder with respect to the [***], and (iii) at such levels that [***]. Collateral Agent, Borrower and the Lenders shall execute and deliver to each other an amendment to this Agreement which provides the terms of such Future Minimum Revenue Covenants no later than March 31st of each year. It shall be an immediate Event of Default if Borrower, Collateral Agent and the Lenders (in each case acting reasonably) fail to enter into the aforementioned amendment on or prior to March 31st of each year.

GAAP revenue recognized from consolidated DecisionDx-CM Medicare claims in which a payment decision was awarded through an Administrative Law Judge appeal process shall not be part of GAAP revenue as measured by this performance-to-plan revenue covenant.”

(ii)           If at any time Borrower fails to achieve the financial covenant set forth in Section 6.10(i), Borrower shall maintain the following, to be tested as of the last day of the applicable quarter:

(1)          A ratio of (a) Borrower’s unrestricted cash and Cash Equivalents maintained with Bank or any Bank Affiliate to (b) all of Borrower’s outstanding Obligations to Lenders, equal to or greater than 2.00 to 1.00.

4.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following defined term in its entirety:

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (b) marketable obligations fully collateralized by Cash Equivalents of the kinds described in clause (a), (c) commercial paper maturing no more than two (2) years after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (e) certificates of deposit maturing no more than two (2) years after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent, and (e) money market funds at least ninety-five (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

5.	Exhibit C of the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit C attached hereto.

6.	Limitation of Amendment.

a.
The amendments set forth in Sections 3 and 5, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which the Lenders, or obligation which Borrower, may now have or may have in the future under or in connection with any Loan Document.

[***]=CERTAIN CONFIDENTIAL INFORMATION OMITTED

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

7.	Release by Borrower.

a.
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

b.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or releasing party.” (Emphasis added.)

c.
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in respect of the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

d.
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

e.	Borrower hereby represents and warrants to Collateral Agent and the Lenders, and Collateral Agent and the Lenders are relying thereon, as follows:

i.
Except as expressly stated in this Amendment, neither Collateral Agent, the Lenders nor any agent, employee or representative of any of them has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

ii.	Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

iii.	The terms of this Amendment are contractual and not a mere recital.

iv.	This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

v.
Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and the Lenders, defend and hold each harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.	To induce Collateral Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Lenders as follows:

a.
Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (ii) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

10.
This Amendment shall be deemed effective as of the Fourth Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts with the Lenders.

11.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

12.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CASTLE BIOSCIENCES, INC.

By:	/s/ Frank Stokes
Name:	Frank Stokes
Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDER:

SILICON VALLEY BANK

By:	/s/ Kristine Rohmer
Name:	Kristine Rohmer
Title:	Vice President

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender

FROM:	CASTLE BIOSCIENCES, INC.

The undersigned authorized officer (“Officer”) of CASTLE BIOSCIENCES, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)      Borrower is in complete compliance for the period ending                         with all required covenants except as noted below;

(b)     There are no Events of Default, except as noted below;

(c)     Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)     Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, or obtain extensions thereof, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)      No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Financial statements	Quarterly within 5 days SEC Filings		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 150 days after FYE or within 5 days SEC Filings		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a quarterly basis)	Annually (within earlier of 60 days of FYE or 7 Business Days of approval by Board), and within 7 Business Days of any revision		Yes	No	N/A

4)	A/R & A/P agings	Quarterly within 30 days		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Security Holder reports and notices	Within 5 days of delivery		Yes	No	N/A

7)	Compliance Certificate	Quarterly/Annually within 5 days of SEC Filings		Yes	No	N/A

8)	IP Report	When required		Yes	No	N/A

9)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

10)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)		Yes	No	Yes	No

2)		Yes	No	Yes	No

3)		Yes	No	Yes	No

4)		Yes	No	Yes	No

Financial Covenants

Covenant	Requirement		Actual	Compliance
	Trailing	Minimum
	trailing
	3-month	3 months
	revenue
	period ending	([***] of plan)

Minimum Revenues (trailing three months)	6/30/2019 9/30/2019 12/31/2019	$$7,646,880.00 $$7,596,081.00 $$8,014,761.00	[$ ]	Yes	No
	3/31/2020	$11,062,938.00
	6/30/2020	$15,110,788.00
	9/30/2020	$15,661,698.00
	12/31/2020	$14,372,737.00

	Thereafter, at least [***]% of projections

Minimum Liquidity Ratio	At least 2.00 to 1.00		[ ] to 1:00	Yes	No

[***] Bank Account	Not above $[***] as of the end of any Business Day		[$ ]	Yes	No

[***]=CERTAIN CONFIDENTIAL INFORMATION OMITTED

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than [***] Dollars ($[***])?	Yes	No

4)
Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries other than as already included in a Quarterly Report on Form 10-Q, an Annual report on Form 10-K or a Current Report on Form 8-K? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
		Yes	No

[***]=CERTAIN CONFIDENTIAL INFORMATION OMITTED

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CASTLE BIOSCIENCES, INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:	Yes	No